Exhibit 99.1

Star Scientific Announces Details for January 15 Conference Call

GLEN ALLEN, Va., Jan. 10, 2014 /PRNewswire/ -- Star Scientific, Inc., (NASDAQ: STSI) announced today that its conference call presentation announced on January 2, 2014, will be held at 4 p.m. ET on Wednesday, January 15, 2014.

The conference call can be accessed on Star Scientific’s website by going to www.starscientific.com and clicking on the link titled, “Conference Call/Webcast”. This link will also be available on the Investors section of the website. The telephone dial-in numbers for the conference call are 1-877-870-4263 and 1-412-317-0790 (International Dial-In).

To help ensure that you do not miss any of the conference call, please dial-in or link to the call on the website 10 minutes prior to the scheduled start time. A replay of the conference call will be available on the Company’s Investor Relations website following the meeting until February 5, 2014.

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, including the continued development and market acceptance of our nutraceutical dietary supplements products, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices and the outcome of the ongoing investigations as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2012 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

Contact:
Talhia T. Tuck
Vice President, Communications and Investor Relations
Star Scientific, Inc.
(202)887-5100
ttuck@starscientific.com

SOURCE Star Scientific, Inc.